UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

Grayscale Ethereum Mini Trust (ETH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42184	99-6447880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Mini Trust (ETH) Shares	ETH	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 24, 2024, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Mini Trust (ETH) (the “Trust”) announced its intention to change the name of the Trust to Grayscale Ethereum Mini Trust ETF, effective November 4, 2024. In connection with the name change the Sponsor plans to amend the Amended and Restated Declaration of Trust and Trust Agreement dated as of July 17, 2024, as amended by Amendment No. 1 dated as of July 18, 2024, as may be further amended from time to time, to reflect the name change, also effective November 4, 2024.

Trading under the new name is expected to begin on November 4, 2024. Shares of the Trust will continue to trade on NYSE Arca under the trading symbol “ETH”. Outstanding stock certificates for shares of the Trust are not affected by the name change; they continue to be valid and need not be exchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Ethereum Mini Trust (ETH)

Date:	October 24, 2024	By:	/s/ Edward McGee
Edward McGee Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.